UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Information related to this Item 5.02 is reported under “Item 8.01 – “Other Events.”

A copy of the Press Release attached hereto as Exhibit 99.1 is incorporated into this Item 5.02 by reference.

Item 8.01.  Other Events.

On September 30, 2004, Aon Corporation (the “Company”) issued a press release announcing that the Company has initiated its CEO succession process.  Patrick G. Ryan will continue to serve as Chief Executive Officer of the Company until a successor is named and, thereafter, will continue to serve as Chairman of the Company’s Board of Directors.  Michael D. O’Halleran, the Company’s current President and Chief Operating Officer, becomes Senior Executive Vice President of the Company effective immediately.  In addition, Mr. O’Halleran has indicated that he does not intend to stand for re-election at the 2005 Annual Meeting of Stockholders.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)    Not applicable.

(c)            Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on September 30, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: September 30, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Company on September 30, 2004.